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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 24, 2002 relating to the financial statements and the financial statement schedule, which appears in Micron Technology Inc.'s Annual Report on Form 10-K for the year ended August 29, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boise, ID
April 30, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS